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                                                                    EXHIBIT 21.1


                           Subsidiaries of the Company
                           ---------------------------


Name                                                    Jurisdiction of Incorporation
----                                                    -----------------------------
GearHead Entertainment, Inc.                            Pennsylvania
Mission Studios, Inc.                                   Illinois
Take-Two Interactive Software Europe Limited            United Kingdom
Goldweb Services (1)                                    United Kingdom
Take-Two Interactive France F.A. (2)                    France
Take-Two Interactive GMBH (2)                           Germany
Inventory Management Systems, Inc.                      Delaware
Jack of All Games, Inc. (3)                             New York
DirectSoft Australia Pty. Limited                       New South Wales, Australia
Talonsoft, Inc.                                         Delaware
Joytech Europe Limited                                  United Kingdom
Take-Two Interactive Software Canada, Inc.              Ontario
Triad Distributors, Inc. (4)                            Ontario
Global Star Software Limited (4)                        Ontario
DMA Design Holdings Limited                             United Kingdom
DMA Design Limited (5)                                  United Kingdom
FunSoft Nordic A.S.                                     Norway
C.D. Verte Italia Spa                                   Italy
Gathering of Developers, Inc.                           Texas
Rockstar Games, Inc.                                    Delaware
Wide Group Studios, Inc.                                Delaware
VLM Entertainment Group, Inc.                           Delaware
Neo Software Produktions GMBH                           Austria


(1) Subsidiary of Take-Two Interactive Software Europe Limited
(2) Subsidiary of Goldweb Services
(3) Subsidiary of Inventory Management Systems, Inc.
(4) Subsidiary of Take-Two Interactive Software Canada, Inc.
(5) Subsidiary of DMA Design Holdings Limited